Exhibit 99.1

Ingersoll Rand Reports Third-Quarter 2020 Results
Important note: On February 29, 2020, Gardner Denver Holdings, Inc. closed on the acquisition of Ingersoll-Rand plc’s Industrial segment (“the Transaction”) and assumed the name Ingersoll Rand Inc. “Reported results” reflect the respective contributions from each company based on the close of the Transaction. For comparative purposes, management has also presented herein Supplemental Financial Information as if the Transaction was completed on January 1, 2018. All comparisons provided are on a year-over-year basis unless otherwise noted.
•Reported revenues of $1.3 billion
•Reported net income attributable to Ingersoll Rand Inc. of $30 million, or earnings of $0.07 per share, including $177 million of pre-tax amortization, restructuring and related business transformation costs, acquisition-related expenses and other adjustments
◦Adjusted Net Income of $168 million, or $0.40 per share
•Adjusted EBITDA of $284 million with a margin of 21.3%
•Reported operating cash flow of $187 million and free cash flow of $179 million, both including Transaction-related outflows of $26 million
•Liquidity of $2.3 billion as of September 30, 2020, including $1.3 billion of cash on hand and undrawn capacity of $1.0 billion under available credit facilities
•Strong margin improvement fueled by the Ingersoll Rand Execution Excellence Process (IRX) to drive daily management execution of synergy and productivity initiatives; executed a total of approximately $150 million of annualized cost synergies, including approximately $100 million of in-year savings, and on track to deliver total cost synergies of $250 million by the end of year three after the completion of the Transaction1
•Awarded $150 million equity grant to global workforce with value equal to 20% of an employee’s annual base cash compensation; bolsters our ownership culture where employees can benefit from creating value as they contribute to net working capital improvement across the enterprise2
DAVIDSON, N.C. – November 2, 2020 – Ingersoll Rand Inc. (NYSE: IR) reported third-quarter revenues of $1.3 billion up 124% versus prior year as reported revenues, due primarily to the Transaction. Compared to supplemental adjusted revenues of $1.5 billion in 2019, reported revenues declined 10%. Reported net income attributable to Ingersoll Rand Inc. in the quarter was $30 million, or earnings of $0.07 per share, based on share count of 422 million, compared to prior year as reported net income attributable to Ingersoll Rand Inc. of $41 million, or $0.20 per share, based on share count of 209 million. Adjusted Net Income was $168 million, or $0.40 per share, based on share count of 422 million, compared to prior year Supplemental Further Adjusted Net Income of $169 million, or $0.39 per share, based on share count of 420 million. Adjusted EBITDA was $284 million, down 3% from prior year Supplemental Adjusted EBITDA of $294 million and Adjusted EBITDA as a percentage of revenues was 21.3%.
“Our third-quarter performance demonstrates the strength of our employees to drive the integration with rigor around IRX, resulting in accelerated growth and margin expansion,” said Vicente Reynal, Chief Executive Officer. “I am pleased with our continued sequential improvement across all of our segments, especially given the challenging macro-environment. We continue to deliver strong free cash flow and improve our liquidity position which will support our investments in future organic and inorganic growth activities. With all our employees recently becoming owners of the company, we now have approximately 16,000 people driving in a common direction to deliver value as shareholders. Looking ahead, I am very excited
1 The company expects to incur approximately $450 million of expense in connection with both achieving these cost synergies and the associated stand-up of the combined company.
2 All permanent employees in good standing were eligible for the grant except senior management employees who are part of the company’s annual long-term incentive plan and employees in Vietnam and Philippines where local laws make granting equity prohibitive. The grant value was calculated using a price of $34.63/share, which was the closing price on the grant date of August 20, 2020.

for the future of Ingersoll Rand as we embark on a multi-year transformation to help make life better for our employees, customers and communities.”
Third-Quarter 2020 Segment Review
(All comparisons against the third quarter of 2019 unless otherwise noted.)
Industrial Technologies and Services Segment: broad range of compressor, vacuum and blower solutions as well as fluid transfer equipment, loading systems, power tools and lifting equipment
•Reported Revenues of $903 million, up 117% as compared to prior year reported revenues primarily due to the Transaction, and down 8% (9% excluding the impact of FX) as compared to prior year supplemental adjusted revenues due to the impact of COVID-19
•Reported Orders of $902 million, up 124% as compared to prior year reported orders primarily due to the Transaction and down 7% (8% excluding the impact of FX) as compared to prior year supplemental adjusted orders
•Reported Segment Adjusted EBITDA of $217 million, up 128% as compared to prior year reported segment Adjusted EBITDA primarily due to the Transaction and up 9% as compared to prior year supplemental segment Adjusted EBITDA
•Reported Segment Adjusted EBITDA Margin of 24.0%, up 110 basis points as compared to prior year reported segment Adjusted EBITDA margin and up 370 basis points as compared to prior year supplemental segment Adjusted EBITDA margin, fueled by the use of IRX to drive execution and realization of Transaction synergies
•Core industrial end markets saw gradual sequential improvements, particularly in the Americas and EMEIA, with orders and revenue up 14% and 9%, respectively, as compared to the second quarter. Revenue for total compressor offerings (including oil free, oil lubricated, reciprocating and centrifugal products), which represents approximately 65% of the total segment, was down low-single digits as compared to prior year. Revenue in Power Tools and Lifting performed in line with expectations, down slightly more than 25%.
Precision and Science Technologies Segment: highly specialized gas, fluid management systems, liquid and precision syringe pumps and compressors
•Reported Revenues of $210 million, up 158% as compared to prior year reported revenues primarily due to the Transaction, and up 1% (down 1% excluding the impact of FX) as compared to prior year supplemental adjusted revenues
•Reported Orders of $194 million, up 151% as compared to prior year reported orders primarily due to the Transaction and down 7% (9% excluding the impact of FX) as compared to prior year supplemental adjusted orders
•Reported Segment Adjusted EBITDA of $65 million, up 155% as compared to prior year reported segment Adjusted EBITDA primarily due to the Transaction and up 14% as compared to prior year supplemental segment Adjusted EBITDA
•Reported Segment Adjusted EBITDA Margin of 30.7%, down 40 basis points as compared to prior year reported segment Adjusted EBITDA margin and up 350 basis points as compared to prior year supplemental segment Adjusted EBITDA margin, driven by stabilizing revenue base coupled with IRX execution to deliver synergies and productivity improvements
•Segment revenue increased 1% driven primarily by strong double-digit growth from both medical pumps as well as the Dosatron product line, which serves niche end markets such as animal health, water treatment and food sanitation, partially offset by expected declines for products in general industrial end markets
•During the quarter, the company completed the acquisition of Albin Pump SAS, a leading manufacturer of electric peristaltic pumps, serving strategic niche end markets such as water, chemical processing and food and beverage

Specialty Vehicle Technologies Segment: Club Car® golf, utility and consumer low-speed vehicles
•Reported Revenues3 of $191 million, up 1% with minimal FX impact, as compared to prior year supplemental adjusted revenues
•Reported Orders3 of $247 million, up 30% (29% excluding the impact of FX), as compared to prior year supplemental adjusted orders
•Reported Segment Adjusted EBITDA of $38 million, up 36% as compared to prior year supplemental segment Adjusted EBITDA of $28 million
•Reported Segment Adjusted EBITDA Margin was 19.7%, up 510 basis points as compared to prior year supplemental segment Adjusted EBITDA margin, driven by favorable product mix and the use of IRX to accelerate productivity initiatives
•Strong orders momentum, driven by record demand for consumer vehicles as well as growth in golf and aftermarket product offerings, was partially offset by expected declines in commercial vehicles
High Pressure Solutions Segment: diverse range of positive displacement pumps, integrated systems, consumables and associated aftermarket parts and services largely for use in the upstream oil and gas market
•Reported Revenues of $32 million, down 68% with minimal impact from FX
•Reported Orders of $20 million, down 81% with minimal impact from FX
•Reported Segment Adjusted EBITDA of $1 million, down 95%
•Reported Segment Adjusted EBITDA Margin was 4.1%, down 23.0 percentage points as compared to prior year segment Adjusted EBITDA margin and down 22.8 percentage points as compared to prior year supplemental segment Adjusted EBITDA margin
•Despite ongoing end market challenges in the upstream oil and gas market, orders and revenue were up 58% and 47% sequentially from the second quarter, respectively; delivered positive Adjusted EBITDA in the quarter due to ongoing productivity improvements and proactive restructuring efforts
Transaction Integration Update
As part of the company’s ongoing strategy to drive increased engagement and an ownership mindset across the entire employee base, Ingersoll Rand announced its all employee equity grant on September 21. The grant totaled to $150 million dollars and was distributed to nearly 16,000 employees worldwide. The company will be deploying ownership training in the fourth quarter with the goal of educating our employee-shareholders on how to drive net working capital improvement across the enterprise.
The company remains on track to deliver $250 million of synergy-related cost savings by the third anniversary of the Transaction. To date, approximately $150 million of annualized cost actions have been executed with expected in-year 2020 savings of approximately $100 million.4
Balance Sheet and Cash Flow
The company remains in a strong financial position with ample liquidity of $2.3 billion, which is an increase of approximately $730 million from the end of the first quarter. Free cash flow continues to increase. On a reported basis, Ingersoll Rand generated $187 million of cash flow from operating activities and invested $8 million in capital expenditures, resulting in free cash flow of $179 million, compared to cash flow from operating activities of $114 million and free cash flow of $105 million in the year-ago period. Operating cash flows in the third quarter of 2020 include outflows of approximately $26 million related
3 Prior year comparisons for Specialty Vehicle Technologies Segment not available on a reported basis.
4 The company expects to incur approximately $450 million of expense in connection with both achieving these cost synergies and the associated stand-up of the combined company.

to synergy delivery costs and stand-up related outflows. Net debt to Supplemental Adjusted EBITDA leverage was 2.5x for the third quarter, which was a 0.1x improvement as compared to prior quarter.
2020 Outlook
Due to the continued uncertainty of current economic conditions associated with COVID-19 and its impact on end markets, Ingersoll Rand is not providing 2020 guidance at this time. The company will look to provide annual guidance at an appropriate time.
Conference Call
Ingersoll Rand will host a live earnings conference call to discuss the third-quarter results on Tuesday, November 3, 2020 at 10 a.m. (Eastern Time). To participate in the call, please dial 1-833-502-0496, domestically, or 1-778-560-2573, internationally, and use conference ID, 9265953, or ask to be joined into the Ingersoll Rand call. A real-time audio webcast of the presentation can be accessed via the Events and Presentations section of the Ingersoll Rand Investor Relations website (https://investors.irco.com), where related materials will be posted prior to the conference call. A replay of the webcast will be available after conclusion of the conference and can be accessed on the Ingersoll Rand Investor Relations website.
Forward-Looking Statements
This news release contains “forward-looking statements” as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995, including statements regarding the completed Transaction (the “Transaction”) between Ingersoll-Rand plc’s Industrial segment (“Ingersoll Rand Industrial”) and the Company (f/k/a Gardner Denver Holdings, Inc. or “Gardner Denver”). These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “forecast,” “outlook,” “target,” “endeavor,” “seek,” “predict,” “intend,” “strategy,” “plan,” “may,” “could,” “should,” “will,” “would,” “will be,” “on track to” “will continue,” “will likely result,” or the negative thereof or variations thereon or similar terminology generally intended to identify forward-looking statements. All statements, other than historical facts, including, but not limited to, statements regarding the expected benefits of the Transaction, including future financial and operating results and strategic benefits, the tax consequences of the Transaction, the combined company’s plans, objectives, expectations and intentions, legal, economic and regulatory conditions, the future impact of the ongoing coronavirus (COVID-19) pandemic on the Company’s business and any assumptions underlying any of the foregoing, are forward-looking statements.
These forward-looking statements are based on Ingersoll Rand’s current expectations and are subject to risks and uncertainties, which may cause actual results to differ materially from these current expectations. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) the impact on the Company’s business, suppliers and customers and global economic conditions of the COVID-19 pandemic (2) unexpected costs, charges or expenses resulting from the Transaction; (3) uncertainty of the expected financial performance of the combined company following completion of the Transaction; (4) failure to realize the anticipated benefits of the Transaction, including as a result of delay in integrating the businesses of Gardner Denver and Ingersoll Rand Industrial; (5) the ability of the combined company to implement its business strategy; (6) difficulties and delays in the combined company achieving revenue and cost synergies; (7) inability of the combined company to retain and hire key personnel; (8) evolving legal, regulatory and tax regimes; (9) changes in general economic and/or industry specific conditions; (10) actions by third parties, including government agencies; and (11) adverse impact on our operations and financial performance due to natural disaster, catastrophe, pandemic or other event events outside of our control. Additional factors that could cause Ingersoll Rand’s results to differ materially from those described in the forward-looking statements can be found under the section entitled “Risk Factors” in its most recent annual report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), as updated in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, as such factors may be updated from time to time in its periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. The foregoing list of important factors is not exclusive.
Any forward-looking statements speak only as of the date of this release. Ingersoll Rand undertakes no obligation to update any forward-looking statements, whether as a result of new information or development, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

About Ingersoll Rand Inc.
Ingersoll Rand Inc. (NYSE:IR), driven by an entrepreneurial spirit and ownership mindset, is dedicated to helping make life better for our employees, customers and communities. Customers lean on us for our technology-driven excellence in mission-critical flow creation and industrial solutions across 40+ respected brands where our products and services excel in the most complex and harsh conditions. Our employees develop customers for life through their daily commitment to expertise, productivity and efficiency. For more information, visit www.IRCO.com.
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Non-U.S. GAAP Measures of Financial Performance
In addition to consolidated GAAP financial measures, Ingersoll Rand reviews various non-GAAP financial measures, including “Adjusted EBITDA,” “Supplemental Adjusted EBITDA,” “Adjusted Net Income,” “Supplemental Further Adjusted Net Income,” “Supplemental Further Adjusted Diluted EPS,” “Adjusted Diluted EPS,” “Free Cash Flow,” “Supplemental Revenue” and “Incrementals/Decrementals.”
Ingersoll Rand believes Supplemental Revenue, Supplemental Further Adjusted Net Income, Supplemental Further Adjusted Diluted EPS and Supplemental Adjusted EBITDA are helpful supplemental measures to assist management and investors in evaluating the Company’s operating results as they provide supplemental information about the Company’s financial performance on a combined basis as if the Transaction had occurred on January 1, 2018. Ingersoll Rand believes Adjusted EBITDA, Supplemental Adjusted EBITDA, Adjusted Net Income, Supplemental Further Adjusted Net Income, Supplemental Further Adjusted Diluted EPS, Adjusted Diluted EPS and Supplemental Revenue are helpful supplemental measures to assist management and investors in evaluating the Company’s operating results as they exclude certain items that are unusual in nature or whose fluctuation from period to period do not necessarily correspond to changes in the operations of Ingersoll Rand’s business. Adjusted EBITDA represents net income before interest, taxes, depreciation, amortization and certain non-cash, non-recurring and other adjustment items. Supplemental Adjusted EBITDA represents Adjusted EBITDA as if the Transaction had occurred on January 1, 2018. Adjusted Net Income is defined as net income including interest, depreciation and amortization of non-acquisition related intangible assets and excluding other items used to calculate Adjusted EBITDA and further adjusted for the tax effect of these exclusions. Supplemental Further Adjusted Net Income represents Adjusted Net Income as if the Transaction had occurred on January 1, 2018. Ingersoll Rand believes that the adjustments applied in presenting Adjusted EBITDA, Supplemental Adjusted EBITDA, Adjusted Net Income and Supplemental Further Adjusted Net Income are appropriate to provide additional information to investors about certain material non-cash items and about non-recurring items that the Company does not expect to continue at the same level in the future. Adjusted Diluted EPS is defined as Adjusted Net Income divided by Adjusted Diluted Average Shares Outstanding. Supplemental Further Adjusted Diluted EPS is defined as Supplemental Further Adjusted Net Income divided by Adjusted Diluted Average Shares Outstanding as if the Transaction had occurred on January 1, 2018. Supplemental Revenue represents revenue for the Company as if the Transaction had occurred on January 1, 2018. Incrementals/Decrementals are defined as the change in Adjusted EBITDA versus the prior year period divided by the change in revenue versus the prior year period.
Ingersoll Rand uses Free Cash Flow to review the liquidity of its operations. Ingersoll Rand measures Free Cash Flow as cash flows from operating activities less capital expenditures. Ingersoll Rand believes Free Cash Flow is a useful supplemental financial measure for management and investors in assessing the Company’s ability to pursue business opportunities and investments and to service its debt. Free Cash Flow is not a measure of our liquidity under GAAP and should not be considered as an alternative to cash flows from operating activities.
Management and Ingersoll Rand’s board of directors regularly use these measures as tools in evaluating the Company’s operating and financial performance and in establishing discretionary annual compensation. Such measures are provided in addition to, and should not be considered to be a substitute for, or superior to, the comparable measures under GAAP. In addition, Ingersoll Rand believes that Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, Incrementals/Decrementals and Free Cash Flow are frequently used by investors and other interested parties in the evaluation of issuers, many of which also present Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, and Free Cash Flow when reporting their results in an effort to facilitate an understanding of their operating and financial results and liquidity.
Adjusted EBITDA, Supplemental Adjusted EBITDA, Adjusted Net Income, Supplemental Further Adjusted Net Income, Supplemental Further Adjusted Diluted EPS, Adjusted Diluted EPS, Incrementals/Decrementals, Free Cash Flow and

Supplemental Revenue should not be considered as alternatives to net income, diluted earnings per share or any other performance measure derived in accordance with GAAP, or as alternatives to cash flow from operating activities as a measure of our liquidity. Adjusted EBITDA, Supplemental Adjusted EBITDA, Adjusted Net Income, Supplemental Further Adjusted Net Income, Supplemental Further Adjusted Diluted EPS, Adjusted Diluted EPS, Free Cash Flow and Supplemental Revenue have limitations as analytical tools, and you should not consider such measures either in isolation or as substitutes for analyzing Ingersoll Rand’s results as reported under GAAP.
Reconciliations of Adjusted EBITDA, Supplemental Adjusted EBITDA, Adjusted Net Income, Supplemental Further Adjusted Net Income, Supplemental Further Adjusted Diluted EPS, Adjusted Diluted EPS, Free Cash Flow and Supplemental Revenue to their most comparable U.S. GAAP financial metrics for historical periods are presented in the tables below.

Contacts:
Media:	Investor Relations:
Misty Zelent	Vikram Kini
(704) 896-5324, mzelent@irco.com	(414) 212-4753, vikram.kini@gardnerdenver.com

INGERSOLL RAND INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	For the Three Month Period Ended September 30,		For the Nine Month Period Ended September 30,
	2020	2019	2020	2019
Revenues	$1,335.2	$596.7	$3,399.5	$1,846.1
Cost of sales	853.2	375.2	2,313.0	1,159.7
Gross Profit	482.0	221.5	1,086.5	686.4
Selling and administrative expenses	245.6	95.3	648.7	323.0
Amortization of intangible assets	114.2	30.4	284.0	92.6
Impairment of intangible assets	19.9	—	19.9	—
Other operating expense, net	28.0	22.9	178.6	43.1
Operating Income (Loss)	74.3	72.9	(44.7)	227.7
Interest expense	28.8	23.2	86.7	68.0
Loss on extinguishment of debt	—	—	2.0	0.2
Other income, net	(2.6)	(0.6)	(5.1)	(3.1)
Income (Loss) Before Income Taxes	48.1	50.3	(128.3)	162.6
Provision for income taxes	18.2	9.0	55.2	29.2
Net Income (Loss)	$29.9	$41.3	$(183.5)	$133.4
Less: Net income attributable to noncontrolling interests	0.4	—	1.4	—
Net Income (Loss) Attributable to Ingersoll Rand Inc.	$29.5	$41.3	$(184.9)	$133.4

Basic income (loss) per share	$0.07	$0.20	$(0.50)	$0.66
Diluted income (loss) per share	$0.07	$0.20	$(0.50)	$0.64

INGERSOLL RAND INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions, except share amounts)

	September 30, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$1,313.3	$505.5
Accounts receivable, net of allowance for doubtful accounts of $66.5 and $18.4, respectively	934.6	459.1
Inventories	1,007.4	502.5
Other current assets	204.5	76.8
Total current assets	3,459.8	1,543.9
Property, plant and equipment, net of accumulated depreciation of $361.9 and $298.4, respectively	807.9	326.6
Goodwill	6,205.7	1,287.7
Other intangible assets, net	4,783.9	1,255.0
Deferred tax assets	9.6	3.0
Other assets	343.6	212.2
Total assets	$15,610.5	$4,628.4
Liabilities and Stockholders' Equity
Current liabilities:
Short-term borrowings and current maturities of long-term debt	$40.1	$7.6
Accounts payable	624.7	322.9
Accrued liabilities	761.0	244.1
Total current liabilities	1,425.8	574.6
Long-term debt, less current maturities	3,837.2	1,603.8
Pensions and other postretirement benefits	275.4	99.7
Deferred income taxes	905.2	251.0
Other liabilities	337.0	229.4
Total liabilities	$6,780.6	$2,758.5
Stockholders' equity:
Common stock, $0.01 par value; 1,000,000,000 shares authorized; 419,174,020 and 206,767,529 shares issued as of September 30, 2020 and December 31, 2019, respectively	4.2	2.1
Capital in excess of par value	9,277.0	2,302.0
Accumulated deficit	(327.3)	(141.4)
Accumulated other comprehensive loss	(147.4)	(256.0)
Treasury stock at cost; 1,590,299 and 1,701,785 shares as of September 30, 2020 and December 31, 2019, respectively	(34.8)	(36.8)
Total Ingersoll Rand stockholders' equity	$8,771.7	$1,869.9
Noncontrolling interests	58.2	—
Total stockholders' equity	$8,829.9	$1,869.9
Total liabilities and stockholders' equity	$15,610.5	$4,628.4

INGERSOLL RAND INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Nine Month Period Ended September 30,
	2020	2019

Cash Flows From Operating Activities:
Net income (loss)	$(183.5)	$133.4
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Amortization of intangible assets	284.0	92.6
Depreciation in cost of sales	64.9	33.3
Depreciation in selling and administrative expenses	10.7	7.0
Impairment of intangible assets	19.9	—
Stock-based compensation expense	29.0	13.4
Foreign currency transaction losses, net	14.0	3.1
Non-cash adjustments to carrying value of LIFO inventories	45.9	—
Other non-cash adjustments	14.5	0.1
Changes in assets and liabilities
Receivables	108.5	47.7
Inventories	94.8	(26.2)
Accounts payable	(46.7)	9.7
Accrued liabilities	59.8	(10.9)
Other assets and liabilities, net	(13.3)	(58.9)
Net cash provided by operating activities	502.5	244.3
Cash Flows Used In Investing Activities:
Capital expenditures	(33.5)	(33.8)
Net cash acquired (paid) in business combinations	9.4	(12.0)
Disposals of property, plant and equipment	1.6	0.7
Net cash used in investing activities	(22.5)	(45.1)
Cash Flows From (Used In) Financing Activities:
Principal payments on long-term debt	(1,609.2)	(30.8)
Proceeds from long-term debt	1,980.1	—
Purchases of treasury stock	(1.4)	(17.3)
Proceeds from stock option exercises	12.7	37.3
Payments of contingent consideration	(0.7)	(2.0)
Payments of debt issuance costs	(47.4)	(0.3)
Payments of costs incurred to issue shares for Ingersoll Rand Industrial acquisition	(1.0)	—
Acquisition of noncontrolling interest	(14.9)	—
Other financing	(0.3)	—
Net cash provided by (used in) financing activities	317.9	(13.1)
Effect of exchange rate changes on cash and cash equivalents	9.9	(0.9)
Net increase in cash and cash equivalents	807.8	185.2
Cash and cash equivalents, beginning of period	505.5	221.2
Cash and cash equivalents, end of period	$1,313.3	$406.4

INGERSOLL RAND INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) AND EARNINGS (LOSS) PER SHARE TO ADJUSTED NET
INCOME AND ADJUSTED EARNINGS PER SHARE
(Unaudited; in millions, except per share amounts)

	For the Three Month Period Ended September 30,		For the Nine Month Period Ended September 30,
	2020	2019	2020	2019
Net Income (Loss)	$29.9	$41.3	$(183.5)	$133.4
Basic Earnings (Loss) Per Share (As Reported)[1]	$0.07	$0.20	$(0.50)	$0.66
Diluted Earnings (Loss) Per Share (As Reported)[1]	$0.07	$0.20	$(0.50)	$0.64
Plus:
Provision for income taxes	18.2	9.0	55.2	29.2
Amortization of acquisition related intangible assets	109.8	27.9	271.0	84.5
Impairment of intangible assets	19.9	—	19.9	—
Restructuring and related business transformation costs	12.3	9.9	86.7	16.1
Acquisition related expenses and non-cash charges	15.3	15.9	207.4	34.7
Stock-based compensation	12.8	—	28.5	14.8
Foreign currency transaction losses (gains), net	6.2	(0.6)	14.0	3.1
Loss on extinguishment of debt	—	—	2.0	0.2
Shareholder litigation settlement recoveries	—	—	—	(6.0)
Other adjustments	0.7	—	2.1	0.7
Minus:
Income tax provision, as adjusted	57.4	17.5	130.6	57.9
Adjusted Net Income	$167.7	$85.9	$372.7	$252.8

Adjusted Basic Earnings Per Share	$0.40	$0.42	$1.01	$1.24
Adjusted Diluted Earnings Per Share[2]	$0.40	$0.41	$0.99	$1.21

Average shares outstanding:
Basic, as reported	417.6	204.2	370.8	203.1
Diluted, as reported[3]	422.0	209.0	370.8	208.6
Adjusted diluted[2]	422.0	209.0	375.0	208.6
1 Basic and diluted (loss) earnings per share (as reported) are calculated by dividing net (loss) income attributable to Ingersoll Rand Inc. by the basic and diluted average shares outstanding for the respective periods.
2 Adjusted diluted share count and adjusted diluted earnings per share include incremental dilutive shares, using the treasury stock method, which are added to average shares outstanding.
3 Due to net losses in certain periods shown, basic and diluted average shares outstanding are the same in those periods.

INGERSOLL RAND INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA AND ADJUSTED NET INCOME AND
CASH FLOWS - OPERATING ACTIVITIES TO FREE CASH FLOW
(Unaudited; in millions)

	For the Three Month Period Ended September 30,		For the Nine Month Period Ended September 30,
	2020	2019	2020	2019
Net Income (Loss)	$29.9	$41.3	$(183.5)	$133.4
Plus:
Interest expense	28.8	23.2	86.7	68.0
Provision for income taxes	18.2	9.0	55.2	29.2
Depreciation expense	25.9	12.7	70.2	40.3
Amortization expense	114.2	30.4	284.0	92.6
Impairment of intangible assets	19.9	—	19.9	—
Restructuring and related business transformation costs	12.3	9.9	86.7	16.1
Acquisition related expenses and non-cash charges	15.3	15.9	207.4	34.7
Stock-based compensation	12.8	—	28.5	14.8
Foreign currency transaction losses (gains), net	6.2	(0.6)	14.0	3.1
Loss on extinguishment of debt	—	—	2.0	0.2
Shareholder litigation settlement recoveries	—	—	—	(6.0)
Other adjustments	0.7	—	2.1	0.7
Adjusted EBITDA	$284.2	$141.8	$673.2	$427.1
Minus:
Interest expense	28.8	23.2	86.7	68.0
Income tax provision, as adjusted	57.4	17.5	130.6	57.9
Depreciation expense	25.9	12.7	70.2	40.3
Amortization of non-acquisition related intangible assets	4.4	2.5	13.0	8.1
Adjusted Net Income	$167.7	$85.9	$372.7	$252.8
Free Cash Flow
Cash flows - operating activities	186.7	114.2	502.5	244.3
Minus:
Capital expenditures	8.1	9.1	33.5	33.8
Free Cash Flow	$178.6	$105.1	$469.0	$210.5

INGERSOLL RAND INC. AND SUBSIDIARIES
RECONCILIATION OF SEGMENT ADJUSTED EBITDA TO INCOME (LOSS) BEFORE INCOME TAXES
(Unaudited; in millions)

	For the Three Month Period Ended September 30,		For the Nine Month Period Ended September 30,
	2020	2019	2020	2019
Orders
Industrial Technologies and Services	$902.1	$402.8	$2,257.5	$1,242.6
Precision and Science Technologies	194.4	77.4	526.5	247.9
Specialty Vehicle Technologies	247.1	—	517.7	—
High Pressure Solutions	20.2	104.3	116.5	314.6
Total Orders	$1,363.8	$584.5	$3,418.2	$1,805.1
Revenue
Industrial Technologies and Services	$902.6	$415.3	$2,236.2	$1,248.0
Precision and Science Technologies	209.9	81.4	518.5	242.7
Specialty Vehicle Technologies	191.0	—	495.3	—
High Pressure Solutions	31.7	100.0	149.5	355.4
Total Revenue	$1,335.2	$596.7	$3,399.5	$1,846.1
Segment Adjusted EBITDA
Industrial Technologies and Services	$216.8	$95.2	$495.4	$277.5
Precision and Science Technologies	64.5	25.3	156.7	73.1
Specialty Vehicle Technologies	37.6	—	92.7	—
High Pressure Solutions	1.3	27.1	9.6	101.0
Total Segment Adjusted EBITDA	$320.2	$147.6	$754.4	$451.6
Less items to reconcile Segment Adjusted EBITDA to Income (Loss) Before Income Taxes:
Corporate expenses not allocated to segments	$36.0	$5.8	$81.2	$24.5
Interest expense	28.8	23.2	86.7	68.0
Depreciation and amortization expense	140.1	43.1	354.2	132.9
Impairment of intangible assets	19.9	—	19.9	—
Restructuring and related business transformation costs	12.3	9.9	86.7	16.1
Acquisition related expenses and non-cash charges	15.3	15.9	207.4	34.7
Stock-based compensation	12.8	—	28.5	14.8
Foreign currency transaction losses (gains), net	6.2	(0.6)	14.0	3.1
Loss on extinguishment of debt	—	—	2.0	0.2
Shareholder litigation settlement recoveries	—	—	—	(6.0)
Other adjustments	0.7	—	2.1	0.7
Income (Loss) Before Income Taxes	$48.1	$50.3	$(128.3)	$162.6

Ingersoll Rand is providing the below unaudited supplemental historical financial information of the Company on a non-GAAP adjusted basis for the quarterly period ended September 30, 2019 as well as select financial information for the periods ended March 31, 2019, March 31, 2020 and June 30, 2019 as if the Transaction was completed on January 1, 2018, to assist investors in assessing Ingersoll Rand’s historical performance on a basis that includes the combined results of operations of both Gardner Denver Holdings, Inc. and Ingersoll-Rand plc’s Industrial segment. Ingersoll Rand management believes this unaudited supplemental historical financial information helps investors understand the long-term profitability trends of its newly combined business giving effect to the Transaction and facilitates comparisons of our profitability to prior and future periods and to our peers. The supplemental historical financial information herein may not be comparable to similarly titled measures reported by other companies.
•Tables 1, 1A & 1B: In Tables 1, 1A and 1B, the Company presents its unaudited combined Supplemental Adjusted Orders, Supplemental Adjusted Revenues, Supplemental Adjusted EBITDA, and Supplemental Adjusted EBITDA Margin at both the consolidated Company level and segment levels for the periods ended March 31, 2019, March 31, 2020, June 30, 2019 and September 30, 2019 on a basis that reflects the Transaction happening on January 1, 2018 and Ingersoll Rand’s new segment structure post-Transaction. Additionally, the tables present unaudited Supplemental Further Adjusted Net Income and unaudited Supplemental Further Adjusted Diluted EPS at the consolidated Company level.
•Table 2: In Table 2, the Company presents unaudited supplemental adjusted combined revenue growth/(decline), orders growth/(decline), and their components (including the non-GAAP measures of organic revenue growth/(decline), impact of foreign currency, and impact of acquisitions) on a basis that reflects the Transaction happening on January 1, 2018 and Ingersoll Rand’s new segment structure post-Transaction.
•Table 3: In Table 3, the Company presents a reconciliation of unaudited Supplemental Adjusted Net Income and unaudited Supplemental Adjusted Diluted EPS to unaudited Supplemental Further Adjusted Net Income and unaudited Supplemental Further Adjusted Diluted EPS (including a reconciliation from diluted shares outstanding to adjusted diluted shares outstanding).
•Table 4: In Table 4, the Company presents a reconciliation of unaudited Supplemental Adjusted Net Income to unaudited Supplemental Adjusted EBITDA and unaudited Supplemental Further Adjusted Net Income.
•Table 5: In Table 5, the Company presents unaudited Supplemental Adjusted Revenues by segment and a reconciliation of unaudited Supplemental Segment Adjusted EBITDA to unaudited Supplemental Adjusted Income Before Income Taxes at the consolidated Company level.
•Table 6: In Table 6, the Company presents a reconciliation of GAAP Revenue to Supplemental Adjusted Revenue by Segment and for the Company and Adjusted EBITDA to Supplemental Segment Adjusted EBITDA.
•Table 7: In Table 7, the Company presents a reconciliation of GAAP Net (Loss) Income to Adjusted EBITDA and Supplemental Adjusted EBITDA and Supplemental Further Adjusted Net Income.
•Table 8: In Table 8, the Company presents a reconciliation of GAAP Diluted EPS to Supplemental Further Adjusted Diluted EPS.

Table 1: Unaudited Supplemental Adjusted Combined Financial Information by Segment
INGERSOLL RAND INC. AND SUBSIDIARIES
UNAUDITED SUPPLEMENTAL ADJUSTED COMBINED FINANCIAL INFORMATION BY SEGMENT
(Dollars in millions, per share amounts in whole dollars)

For the Three Month Period Ended September 30, 2019
Ingersoll Rand
Supplemental Adjusted Orders	$1,478.3
Supplemental Adjusted Revenue (non-GAAP)	1,481.0
Supplemental Adjusted EBITDA (non-GAAP)	293.8
Supplemental Adjusted EBITDA Margin (non-GAAP)	19.8%
Supplemental Further Adjusted Net Income (non-GAAP)	169.0
Supplemental Further Adjusted Diluted EPS (non-GAAP)	$0.39

Industrial Technologies & Services
Supplemental Adjusted Orders	$974.1
Supplemental Adjusted Revenue (non-GAAP)	984.0
Supplemental Adjusted EBITDA (non-GAAP)	199.8
Supplemental Adjusted EBITDA Margin (non-GAAP)	20.3%

Precision & Science Technologies
Supplemental Adjusted Orders	$209.7
Supplemental Adjusted Revenue (non-GAAP)	208.0
Supplemental Adjusted EBITDA (non-GAAP)	56.6
Supplemental Adjusted EBITDA Margin (non-GAAP)	27.2%

Specialty Vehicle Technologies
Supplemental Adjusted Orders	$190.3
Supplemental Adjusted Revenue (non-GAAP)	189.0
Supplemental Adjusted EBITDA (non-GAAP)	27.6
Supplemental Adjusted EBITDA Margin (non-GAAP)	14.6%

High Pressure Solutions
Supplemental Adjusted Orders	$104.2
Supplemental Adjusted Revenue (non-GAAP)	100.0
Supplemental Adjusted EBITDA (non-GAAP)	26.9
Supplemental Adjusted EBITDA Margin (non-GAAP)	26.9%

Table 1A: Unaudited Supplemental Adjusted Combined Financial Information by Segment
INGERSOLL RAND INC. AND SUBSIDIARIES
UNAUDITED SUPPLEMENTAL ADJUSTED COMBINED FINANCIAL INFORMATION BY SEGMENT
(Dollars in millions, per share amounts in whole dollars)

	For the Three Month Period Ended March 31,
	2020	2019
Ingersoll Rand
Supplemental Adjusted Orders	$1,404.5	$1,530.8
Supplemental Adjusted Revenue (non-GAAP)	1,269.8	1,499.6
Supplemental Adjusted EBITDA (non-GAAP)	208.1	275.4
Supplemental Adjusted EBITDA Margin (non-GAAP)	16.4%	18.4%
Supplemental Further Adjusted Net Income (non-GAAP)	106.2	154.1
Supplemental Further Adjusted Diluted EPS (non-GAAP)	$0.25	$0.37

Industrial Technologies & Services
Supplemental Adjusted Orders	$889.4	$1,002.4
Supplemental Adjusted Revenue (non-GAAP)	795.8	976.2
Supplemental Adjusted EBITDA (non-GAAP)	135.1	180.8
Supplemental Adjusted EBITDA Margin (non-GAAP)	17.0%	18.5%

Precision & Science Technologies
Supplemental Adjusted Orders	$218.3	$218.2
Supplemental Adjusted Revenue (non-GAAP)	192.2	213.6
Supplemental Adjusted EBITDA (non-GAAP)	53.3	56.5
Supplemental Adjusted EBITDA Margin (non-GAAP)	27.7%	26.5%

Specialty Vehicle Technologies
Supplemental Adjusted Orders	$213.3	$197.6
Supplemental Adjusted Revenue (non-GAAP)	185.4	173.9
Supplemental Adjusted EBITDA (non-GAAP)	18.4	18.6
Supplemental Adjusted EBITDA Margin (non-GAAP)	9.9%	10.7%

High Pressure Solutions
Supplemental Adjusted Orders	$83.5	$112.6
Supplemental Adjusted Revenue (non-GAAP)	96.4	135.9
Supplemental Adjusted EBITDA (non-GAAP)	23.7	41.9
Supplemental Adjusted EBITDA Margin (non-GAAP)	24.6%	30.8%

Table 1B: Unaudited Supplemental Adjusted Combined Financial Information by Segment
INGERSOLL RAND INC. AND SUBSIDIARIES
UNAUDITED SUPPLEMENTAL ADJUSTED COMBINED FINANCIAL INFORMATION BY SEGMENT
(Dollars in millions, per share amounts in whole dollars)

For the Three Month Period Ended June 30, 2019
Ingersoll Rand
Supplemental Adjusted Orders	$1,565.6
Supplemental Adjusted Revenue (non-GAAP)	1,595.5
Supplemental Adjusted EBITDA (non-GAAP)	313.1
Supplemental Adjusted EBITDA Margin (non-GAAP)	19.6%
Supplemental Further Adjusted Net Income (non-GAAP)	183.3
Supplemental Further Adjusted Diluted EPS (non-GAAP)	$0.44

Industrial Technologies & Services
Supplemental Adjusted Orders	$1,051.6
Supplemental Adjusted Revenue (non-GAAP)	1,027.5
Supplemental Adjusted EBITDA (non-GAAP)	199.5
Supplemental Adjusted EBITDA Margin (non-GAAP)	19.4%

Precision & Science Technologies
Supplemental Adjusted Orders	$218.3
Supplemental Adjusted Revenue (non-GAAP)	215.5
Supplemental Adjusted EBITDA (non-GAAP)	63.4
Supplemental Adjusted EBITDA Margin (non-GAAP)	29.4%

Specialty Vehicle Technologies
Supplemental Adjusted Orders	$198.0
Supplemental Adjusted Revenue (non-GAAP)	233.0
Supplemental Adjusted EBITDA (non-GAAP)	37.6
Supplemental Adjusted EBITDA Margin (non-GAAP)	16.1%

High Pressure Solutions
Supplemental Adjusted Orders	$97.7
Supplemental Adjusted Revenue (non-GAAP)	119.5
Supplemental Adjusted EBITDA (non-GAAP)	32.6
Supplemental Adjusted EBITDA Margin (non-GAAP)	27.3%

Table 2: Unaudited Supplemental Adjusted Combined Revenue Growth/(Decline) and Orders Growth/(Decline) by Segment (1)
INGERSOLL RAND INC. AND SUBSIDIARIES
UNAUDITED SUPPLEMENTAL ADJUSTED COMBINED FINANCIAL INFORMATION
UNAUDITED SUPPLEMENTAL ADJUSTED REVENUE AND ORDER GROWTH / (DECLINE) BY SEGMENT

	For the Three Month Period Ended September 30, 2020
	Orders	Revenue
Ingersoll Rand
Organic decline (non-GAAP)	(8.7%)	(10.8%)
Impact of foreign currency (non-GAAP)	0.7%	0.7%
Impact of acquisitions (non-GAAP)	0.3%	0.3%
Total adjusted orders and revenue decline (non-GAAP)	(7.7%)	(9.8%)

Industrial Technologies & Services
Organic decline (non-GAAP)	(8.4%)	(9.3%)
Impact of foreign currency (non-GAAP)	0.6%	0.7%
Impact of acquisitions (non-GAAP)	0.4%	0.3%
Total adjusted orders and revenue decline (non-GAAP)	(7.4%)	(8.3%)

Precision & Science Technologies
Organic decline (non-GAAP)	(9.3%)	(1.1%)
Impact of foreign currency (non-GAAP)	1.6%	1.8%
Impact of acquisitions (non-GAAP)	0.4%	0.2%
Total adjusted orders decline and revenue growth (non-GAAP)	(7.3%)	0.9%

Specialty Vehicle Technologies
Organic growth (non-GAAP)	29.4%	0.9%
Impact of foreign currency (non-GAAP)	0.4%	0.2%
Impact of acquisitions (non-GAAP)	—%	—%
Total adjusted orders and revenue growth (non-GAAP)	29.8%	1.1%

High Pressure Solutions
Organic decline (non-GAAP)	(80.4%)	(68.1%)
Impact of foreign currency (non-GAAP)	(0.2%)	(0.2%)
Impact of acquisitions (non-GAAP)	—%	—%
Total adjusted orders and revenue decline (non-GAAP)	(80.6%)	(68.3%)
(1)Organic growth/(decline), impact of foreign currency, and impact of acquisitions are non-GAAP measures. References to “impact of acquisitions” refer to GAAP sales from acquired businesses recorded prior to the first anniversary of the acquisition. The portion of GAAP revenue attributable to currency translation is calculated as the difference between (a) the period-to-period change in revenue (excluding acquisition sales) and (b) the period-to-period change in revenue (excluding acquisition sales) after applying prior year foreign exchange rates to the current year period.

Table 3: Reconciliation of Unaudited Supplemental Adjusted Net Income and Supplemental Adjusted Diluted EPS to Unaudited Supplemental Further Adjusted Net Income and Supplemental Further Adjusted Diluted EPS
INGERSOLL RAND INC. AND SUBSIDIARIES
UNAUDITED SUPPLEMENTAL ADJUSTED COMBINED FINANCIAL INFORMATION
RECONCILIATION OF UNAUDITED SUPPLEMENTAL ADJUSTED NET INCOME AND
SUPPLEMENTAL ADJUSTED DILUTED EPS TO SUPPLEMENTAL FURTHER ADJUSTED NET INCOME AND
SUPPLEMENTAL FURTHER ADJUSTED DILUTED EPS
(Dollars and Shares in millions, except per share amounts)

For the Three Month Period Ended September 30, 2019
Supplemental Adjusted Net Income	$90.4
Supplemental Adjusted Diluted Earnings Per Share	$0.21
Plus:
Adjusted amortization of acquisition related intangible assets (a)	$86.8
Adjusted acquisition related expenses and non-cash charges (b)	2.1
Adjusted restructuring and related business transformation costs (c)	17.8
Adjusted stock-based compensation (d)	2.9
Adjusted foreign currency transaction losses, net	(2.2)
Minus:
Adjusted Income tax provisions, as adjusted (e)	28.8
Supplemental Further Adjusted Net Income	$169.0

Supplemental Further Adjusted Diluted Earnings Per Share	$0.39
Supplemental Adjusted Diluted Shares Outstanding	420.3

Table 4: Reconciliation of Unaudited Supplemental Adjusted Net Income to Unaudited Supplemental Adjusted EBITDA and Unaudited Supplemental Further Adjusted Net Income
INGERSOLL RAND INC. AND SUBSIDIARIES
UNAUDITED SUPPLEMENTAL ADJUSTED COMBINED FINANCIAL INFORMATION
RECONCILIATION OF SUPPLEMENTAL ADJUSTED NET INCOME TO
SUPPLEMENTAL ADJUSTED EBITDA AND SUPPLEMENTAL FURTHER ADJUSTED NET INCOME
(Dollars in millions)

For the Three Month Period Ended September 30, 2019
Supplemental Adjusted Net Income	$90.4
Plus:
Adjusted interest expense	$40.1
Adjusted provision for income taxes	28.2
Adjusted depreciation expense	23.0
Adjusted amortization expense (a)	91.5
Adjusted acquisition related expenses and non-cash charges (b)	2.1
Adjusted restructuring and related business transformation costs (c)	17.8
Adjusted stock-based compensation (d)	2.9
Adjusted foreign currency transaction losses, net	(2.2)
Supplemental Adjusted EBITDA	$293.8
Minus:
Adjusted interest expense	$40.1
Adjusted income tax provision, as adjusted (e)	57.0
Adjusted depreciation expense	23.0
Adjusted amortization of non-acquisition related intangible assets (a)	4.7
Supplemental Further Adjusted Net Income	$169.0

Table 5: Unaudited Supplemental Adjusted Revenue by Segment and a Reconciliation of Unaudited Supplemental Segment Adjusted EBITDA to Supplemental Adjusted Income Before Income Taxes
INGERSOLL RAND INC. AND SUBSIDIARIES
UNAUDITED SUPPLEMENTAL ADJUSTED COMBINED FINANCIAL INFORMATION
SUPPLEMENTAL ADJUSTED REVENUE BY SEGMENT AND A RECONCILIATION OF
SUPPLEMENTAL SEGMENT ADJUSTED EBITDA TO SUPPLEMENTAL ADJUSTED INCOME BEFORE INCOME TAXES
(Dollars in millions)

For the Three Month Period Ended September 30, 2019
Supplemental Adjusted Revenue
Industrial Technologies & Services	$984.0
Precision & Science Technologies	208.0
Specialty Vehicle Technologies	189.0
High Pressure Solutions	100.0
Total Supplemental Adjusted Revenue	$1,481.0
Supplemental Segment Adjusted EBITDA
Industrial Technologies & Services	$199.8
Precision & Science Technologies	56.6
Specialty Vehicle Technologies	27.6
High Pressure Solutions	26.9
Total Supplemental Segment Adjusted EBITDA	$310.9
Less items to reconcile Supplemental Segment Adjusted EBITDA to Supplemental Adjusted Income Before Income Taxes:
Adjusted corporate expenses not allocated to segments	$17.1
Adjusted interest expense	40.1
Adjusted depreciation and amortization expense	114.5
Adjusted acquisition related expenses and non-cash charges (b)	2.1
Adjusted restructuring and related business transformation costs (c)	17.8
Adjusted stock-based compensation (d)	2.9
Adjusted foreign currency transaction losses, net	(2.2)
Supplemental Adjusted Income Before Income Taxes	$118.6

Table 6: Reconciliation of GAAP Revenue to Supplemental Adjusted Revenue by Segment and for the Company and Segment Adjusted EBITDA to Supplemental Segment Adjusted EBITDA
INGERSOLL RAND INC. AND SUBSIDIARIES
UNAUDITED SUPPLEMENTAL ADJUSTED COMBINED FINANCIAL INFORMATION RECONCILIATION OF GAAP REVENUE TO SUPPLEMENTAL ADJUSTED REVENUE BY SEGMENT AND FOR THE COMPANY AND SEGMENT ADJUSTED EBITDA TO SUPPLEMENTAL SEGMENT ADJUSTED EBITDA
(Dollars in millions)

	For the Three Month Period Ended September 30, 2019			For the Three Month Period Ended September 30, 2018
	GAAP Revenue	Adjustments (1)	Supplemental Adjusted Revenue	GAAP Revenue	Adjustments (2)	Supplemental Adjusted Revenue
Segment
Industrial Technologies & Services	$415.3	$568.7	$984.0	$429.7	$607.6	$1,037.3
Precision & Science Technologies	81.4	126.6	208.0	73.7	132.9	206.6
Specialty Vehicle Technologies	—	189.0	189.0	—	161.3	161.3
High Pressure Solutions	100.0	—	100.0	185.9	—	185.9
Total Company	$596.7	$884.3	$1,481.0	$689.3	$901.8	$1,591.1

	Adjusted EBITDA	Adjustments (1)	Supplemental Adjusted EBITDA
Segment
Industrial Technologies & Services	$95.2	$104.6	$199.8
Precision & Science Technologies	25.3	31.3	56.6
Specialty Vehicle Technologies	—	27.6	27.6
High Pressure Solutions	27.1	(0.2)	26.9
Total Segments	$147.6	$163.3	$310.9
(1)For the quarter ended September 30, 2019, the "Adjustments" column represents the impact of one full quarter of 2019 standalone legacy Ingersoll Rand Industrial Segment activity. As it relates to adjustments to Segment Adjusted EBITDA, these amounts are impacted by the newly merged Company's corporate costs, a portion of which is allocated to the business segments.
(2)For the quarter ended September 30, 2018, the "Adjustments" column represents the impact of one full quarter of 2018 standalone legacy Ingersoll Rand Industrial Segment activity.

Table 7: Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA and Supplemental Adjusted EBITDA and Supplemental Further Adjusted Net Income
INGERSOLL RAND INC. AND SUBSIDIARIES
UNAUDITED SUPPLEMENTAL ADJUSTED COMBINED FINANCIAL INFORMATION
RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA AND SUPPLEMENTAL ADJUSTED EBITDA AND SUPPLEMENTAL FURTHER ADJUSTED NET INCOME
(Dollars in millions)

For the Three Month Period Ended September 30, 2019
Net Income (GAAP)	$41.3
Plus (1):
Interest expense	23.2
Provision for income taxes	9.0
Depreciation expense	12.7
Amortization expense	30.4
Restructuring and related business transformation costs	9.9
Acquisition related expenses and non-cash charges	15.9
Stock-based compensation	—
Foreign currency transaction losses, net	(0.6)
Loss on extinguishment of debt	—
Other adjustments	—
Adjusted EBITDA (1)	141.8
Additional Segment Adjusted EBITDA Adjustments (2):
Industrial Technologies & Services	$104.6
Precision & Science Technologies	31.3
Specialty Vehicle Technologies	27.6
High Pressure Solutions	(0.2)
Incremental corporate expenses not allocated to segments	(11.3)
Supplemental Adjusted EBITDA	293.8
Minus:
Adjusted interest expense	40.1
Adjusted income tax provision, as adjusted	57.0
Adjusted depreciation expense	23.0
Adjusted amortization of non-acquisition related intangible assets	4.7
Supplemental Further Adjusted Net Income	$169.0
(1)These amounts are reported in accordance with US GAAP and have not been adjusted to reflect the pro forma impact of a full quarter of the newly combined Ingersoll Rand.
(2)These "Additional Segment Adjusted EBITDA Adjustments" represent the impact of a full quarter of standalone legacy Ingersoll Rand Industrial Segment activity in the three month period ended September 30, 2019. The incremental corporate expenses not allocated to segments represent additional corporate expenses incurred by the Company to operate the newly combined Ingersoll Rand.

Table 8: Reconciliation of GAAP Diluted EPS to Supplemental Further Adjusted Diluted EPS
INGERSOLL RAND INC. AND SUBSIDIARIES
UNAUDITED SUPPLEMENTAL ADJUSTED COMBINED FINANCIAL INFORMATION
RECONCILIATION OF GAAP DILUTED EARNINGS PER SHARE TO
SUPPLEMENTAL FURTHER ADJUSTED DILUTED EARNINGS PER SHARE
(Shares in millions, per share amounts in whole dollars)

For the Three Month Period Ended September 30, 2019
Diluted Earnings Per Share (GAAP)	$0.20
Plus:
Effect of transaction (1)	(0.10)
Legacy Ingersoll Rand Industrial Segment's earnings (2)	0.36
Interest expense	0.06
Provision for income taxes	0.02
Depreciation expense	0.03
Amortization expense	0.07
Restructuring and related business transformation costs	0.02
Acquisition related expenses and non-cash charges	0.04
Minus:
Adjusted interest expense	0.10
Adjusted income tax provision, as adjusted	0.14
Adjusted depreciation expense	0.06
Adjusted amortization of non-acquisition related intangible assets	0.01
Supplemental Further Adjusted Diluted Earnings Per Share	$0.39
Supplemental Adjusted Diluted Shares Outstanding	420.3
(1)This amount represents the impact of adjusting the GAAP weighted average shares outstanding for the period by the additional shares outstanding as if the acquisition of the Ingersoll Rand Industrial Segment was in effect for the entirety of the three month period ended September 30, 2019.
(2)The "Legacy Ingersoll Rand Industrial Segment's earnings" represent the impact of a full quarter of standalone legacy Ingersoll Rand Industrial Segment activity in the three month period ended September 30, 2019. This line is inclusive of incremental corporate expenses not allocated to segments which represent additional corporate expenses incurred by the Company to operate the newly combined Ingersoll Rand.

Notes to Tables 3, 4, and 5 of the Adjusted Combined Financial Information
All supplemental financial information presented in this document represents the newly combined Ingersoll Rand giving effect to the Merger as if it happened on January 1, 2018.
(a)Amortization expense consisted of the following:

For the Three Month Period Ended September 30, 2019
Amortization of acquisition-related intangible assets	$86.8
Amortization of non-acquisition related intangible assets	4.7
Total amortization expense	$91.5
(b)Represents costs associated with successful and/or abandoned acquisitions, including third-party expenses, post-closure integration costs (including certain incentive and non-incentive cash compensation costs), and non-cash charges and credits arising from fair value purchase accounting adjustments. The US GAAP amounts for the quarter ended September 30, 2020 include amounts related to the acquisition of IRI that were excluded from the supplemental financial information for the quarter ended September 30, 2019, the impact of which may affect comparability. A reconciliation of IRI acquisition related expenses is as follows:

For the Three Month Period Ended September 30, 2020
Stand up costs for IRI acquisition	$8.7
Non-cash fair value adjustments related to the purchase of IRI	5.5
Total IRI related acquisition expense	$14.2

Non-IRI related acquisition expense	1.1
Total Acquisition related expenses and non-cash charges	$15.3
(c)Restructuring and related business transformation costs consisted of the following:

For the Three Month Period Ended September 30, 2019
Restructuring charges	$16.0
Severance, sign-on, relocation and executive search costs	0.1
Facility reorganization, relocation and other costs	0.8
Information technology infrastructure transformation	0.2
Losses on asset and business disposals	0.2
Consultant and other advisor fees	0.1
Other, net	0.4
Total restructuring and related business transformation costs	$17.8
(d)Represents stock-based compensation expense recognized for stock options outstanding of $2.9 million for the quarter ended September 30, 2019.
(e)Represents our income tax provision adjusted for the tax effect of pre-tax items excluded from Adjusted Net Income and the removal of applicable discrete tax items. The tax effect of pre-tax items excluded from Adjusted Net Income is computed using the statutory tax rate related to the jurisdiction that was impacted by the adjustment after taking into account the impact of permanent differences and valuation allowances. The income tax provision, as adjusted for each of the periods presented below consists of the following:

For the Three Month Period Ended September 30, 2019
Provision for income taxes	$28.2
Tax impact of pre-tax income adjustments	28.8
Income tax provision, as adjusted	$57.0